                                                                     5.5.95


                                  BUY-SELL AGREEMENT
                               EARTHLINK NETWORK, INC.

This Buy-Sell Agreement ("Agreement") is made effective June 10, 1994, at Los Angeles, California, among Sky Dayton, Reed Slatkin, Kevin 0 'Donnell ("Shareholders") , and Earthlink Network, Inc. , a California corporation ("Corporation") with respect to all shares of the Corporations' capital stock now or hereafter outstanding, for the purpose of protecting the Corporation and the Shareholders, as well as providing continuity for the Corporation's business in the event of the occurrence of certain events discussed in this Agreement. The Shareholders together own all outstanding shares of the Corporation's stock as follows:

    Names of Shareholders                 Number of Shares Owned

        Sky Dayton                               3,000
       Reed Slatkin                              1,000
      Kevin O'Donnell                            1,000

1. LEGEND REQUIREMENT. On execution of this Agreement, each Shareholder shall have placed on the certificates representing his/her shares the legend set forth in PARAGRAPH 2 LEGEND ON SHARE CERTIFICATES of this Agreement. None of the shares presently owned or subsequently acquired by the Shareholders shall be sold, pledged, encumbered, transferred, or disposed of in any way, whether voluntarily, involuntarily, or by operation of law, except under the terms of this Agreement. Each Shareholder shall have the right to vote his/her shares and receive the dividends paid on them until the shares are sold or transferred as provided in this Agreement.

2. LEGEND ON SHARE CERTIFICATES. Each share certificate, whether presently owned or subsequently issued, shall have conspicuously endorsed on its face the following words:

    "Sale, transfer, hypothecation, encumbrance, or disposition of the shares represented by this certificate is restricted by the provisions of a Buy-Sell Agreement among the Shareholders and the Corporation dated of June 10, 1994. All provisions of the Buy-Sale Agreement are incorporated by reference in this certificate. A copy of this Agreement may be inspected at the principal office of the Corporation."

A copy of this Agreement shall be delivered to the Secretary of the Corporation and shall be shown to anyone inquiring about it.

3. RESTRICTIONS ON VOLUNTARY TRANSFERS. No Shareholder shall sell, transfer, pledge, encumber, hypothecate or in any way dispose of any of his/her shares or any right or interest in them without obtaining prior written consent of the Corporation and of all other Shareholders, unless the Shareholder shall first have given written notice ("Offer Notice") to the Corporation, in accordance with PARAGRAPH 17.7 NOTICES of this Agreement, of his/her intention to do so. The notice shall be accompanied by an executed counterpart of any document of transfer, which must include the name and address of the proposed transferee and specify the number of shares to be transferred, the price per share, and the terms of payment. Promptly on receipt of the notice, the Secretary of the Corporation shall forward a copy of the notice and the executed counterpart to each member of the Corporation's board of directors, and within 20 days thereafter a meeting of the board of directors shall be duly called, noticed and held to consider the proposed transfer. For 30 days following notice to the Corporation, it shall have the option, but not the obligation, to purchase all or any part of the shares at the price and on the terms stated in the notice and any accompanying transfer documents. The Corporation's right to exercise the option and to purchase the stock is subject to the restrictions governing a corporation's right to purchase its own stock in California Corporations Code sections 500-501 and to any other pertinent governmental restrictions that are now, or may become, effective.

If the Corporation exercises its option within the 30 day period, the Secretary of the Corporation shall give written notice of that fact to the offering Shareholder. The Corporation shall pay the purchase price in the manner provided per the terms of sale to the proposed transferee as set forth in the transfer documents accompanying the notice.

If the option is not exercised by the Corporation on all shares set forth in the notice of intention to transfer within the 50 day period, notice of the proposed transfer in the same form as the notice given to the Corporation shall be given immediately in accordance with PARAGRAPH 17.7 NOTICES to the remaining Shareholders, who shall have the option, but not the obligation, to purchase any shares not purchased by the Corporation at the price and on the same terms and conditions specified in the notice and any accompanying transfer documents. Within 15 days after giving the notice, any Shareholder desiring to acquire any part or all of the shares offered shall deliver to the Secretary of the Corporation a written election to purchase the shares or a specified number of them. If the total number of shares specified in the elections exceeds the number of available shares, each Shareholder shall have priority, up the number of shares specified in his/her notice of election to purchase, to purchase the available shares, in the same proportion that the number of the Corporation's shares, that he/she holds, bears to the total number of the Corporation's shares held by all Shareholders electing to purchase. The shares not purchased on such a priority basis shall be allocated in one or more successive allocations to those Shareholders electing to purchase more than the number of shares to which they have a priority right, up to the number of shares specified in their respective notices, in the proportion that the number of shares held by each of them bears to the number of shares held by all of them.

Within 10 days after the mailing of the notice to the Shareholders, the Secretary of the Corporation shall notify each Shareholder of the number of shares as to which his/her election was effective, and the Shareholder shall meet the terms of the purchase with 10 days thereafter.

If the Corporation and the remaining Shareholders do not purchase all the shares set forth in the notice of intention to transfer, all the shares may be transferred to the proposed transferee on the terms specified in the notice, at any time within 10 days after expiration of the Shareholders' option. The transferee will hold the shares subject to the provisions of this Agreement. No transfer of the shares shall be made after the end of the 10 day period, nor shall any change in the terms of transfer be permitted without a new notice of intention and compliance with the requirements of this paragraph.

Any transfer by any shareholder in violation of this paragraph shall be null and void and of no effect.

4. PERMITTED TRANSFER TO TRUST. Despite any provision in this Agreement to the contrary, any Shareholder may transfer shares subject to this Agreement (a) in trust to a trustee who is also a Shareholder for the benefit of the Shareholder transferor; and (b) on death of the Shareholder, to members of his/her immediate family or to a trust for the benefit of such persons. Any permitted transferee(s) shall hold the shares subject to all provisions of this Agreement, as provided in PARAGRAPH 6 OBLIGATIONS OF TRANSFEREES.

5. PRIOR RIGHTS, ORIGINAL TRANSFEROR. Despite any provision of this Agreement to the contrary, if any permitted transferee of any donor Shareholder desires to transfer any or all of his/her shares received from that donor Shareholder to anyone other than that donor Shareholder and/or the permitted transferee's permitted transferees, or if any such shares would be transferred, awarded, or confirmed to any such person (whether voluntarily, involuntarily, or by operation of law) were it not for the provisions of this paragraph, then that donor Shareholder shall have the exclusive right to purchase any or all of the shares that would be transferred but for this paragraph, during a period of 30 days after the Corporation receives notice specifying the name and address of the proposed transferee, the shares proposed to be transferred, awarded, or confirmed, any price for which the shares are to be transferred, awarded, or confirmed or the permitted transferee's desire to transfer the shares or of any event or occurrence that would cause the shares to be transferred, awarded, or confirmed. If the donor Shareholder does not timely exercise this right, then the notice shall be considered to be the Offer Notice, and the Corporation and the Shareholders (including the donor Shareholder) shall have the right to purchase the shares that would be transferred but for this paragraph as otherwise provided in PARAGRAPH 3 RESTRICTIONS ON VOLUNTARY TRANSFERS of this Agreement.

6. OBLIGATIONS OF TRANSFEREES. Unless this agreement expressly provides otherwise, each transferee or any subsequent transfer of shares in the Corporation, or any interest in such shares, shall hold the shares or interest in the shares subject to all provisions of this Agreement and shall make no further transfers except as provided in this Agreement. Transfer of the shares shall not be entered on the books of the Corporation until an amended copy of this Agreement has been executed by the prospective transferee. Failure or refusal to sign such an amended copy of this agreement shall not relieve any transferee from any obligations under this Agreement.

7. OPTIONAL PURCHASE ON OTHER EVENTS. In the event any Shareholder is adjudicated a bankrupt (voluntarily or involuntarily), or makes an assignment for the benefit of creditors or files a petition seeking to force the involuntary winding up and dissolution of the Corporation under Corporations Code section 1800 or if substantially all property of the Shareholder is levied on and sold in a judicial proceeding, the Corporation and the other Shareholders shall have the option for 90 days following notice of any such event(s) to purchase all or any part, of the shares owned by the Shareholder. Any Shareholder who has information that would reasonably cause the Shareholder to believe that his/her shares would be transferred involuntarily or by operation of law shall give written notice to the Corporation and the other Shareholders in accordance with PARAGRAPH 17.7 NOTICES, and shall offer or shall be deemed to have offered to sell his/her shares at the price and on the terms provided in this agreement. The option shall be exercisable first by the Corporation and thereafter by the remaining Shareholders in the manner provided by PARAGRAPH 8 PURCHASE ON DEATH. In the event this option is not exercised as to all the shares owned by the Shareholder, the Shareholder or the Shareholder's successor in interest will hold the shares subject to this Agreement.

8. OPTIONAL PURCHASE ON DEATH BY CORPORATION OR SHAREHOLDERS. The Corporation shall have the option for a period beginning with the death of any Shareholder and ending 90 days after the qualification of his or her executor or administrator, to purchase all or any part of the shares owned by the decedent, at the price and on the terms provided in this Agreement. The option shall be exercised by giving notice to the decedent's estate or other successor in interest in accordance with PARAGRAPH 17.7 NOTICES. If the option is not exercised within that 90 day period as to all shares owned by the decedent, the surviving Shareholders shall have the option, for 30 days commencing with the end of that 90 day period to purchase all or any part of the shares owned by the decedent, at the price and on the terms provided in this Agreement. The option shall be exercised by giving notice, in accordance with PARAGRAPH 17.7 NOTICES, to the executor or administrator, stating the number of shares to which it is exercised. If notices of exercise from the surviving Shareholders specify in the aggregate more shares than are available for purchase by the Shareholders, each Shareholder shall have priority, up to the number of shares specified in his/her notice, to purchase the available shares in the same proportion that the number of corporation's shares he/she holds bears to the number of Corporation's shares held by all Shareholders electing to purchase. The shares not purchased on such a priority basis shall be allocated in one or more successive allocations to those Shareholders electing to purchase more than the number of shares to which they have a priority right, up to the number of shares specified in their respective notices, in the proportion that the number of shares held by each of them bears to the number of shares held by all of them. In the event this option is not exercised as to all the shares owned by the decedent, the decedent's estate will hold those shares subject to the provisions of this Agreement.

9. OPTIONAL PURCHASE ON TERMINATION OF EMPLOYMENT. In the event any employee Shareholder is no longer employed by the Corporation because of voluntary termination or termination by the Corporation for cause, the Corporation and the remaining Shareholders shall have the option for 90 days following notice of any such event(s) to purchase all or any part of the shares owned by the Shareholder. Notice shall be given to the Corporation and the other Shareholders in accordance with PARAGRAPH 17.7 NOTICES. The option shall be exercisable first by the Corporation and thereafter by the remaining Shareholders, at the price and on the terms provided in this Agreement, and in the manner provided by PARAGRAPH 8 PURCHASE ON DEATH. In the event this option is not exercised as to all the shares owned by the Shareholder, the Shareholder or his or her successor in interest will hold the shares subject to the provisions of this Agreement.

10. VALUATION-AGREED PRICE WITH ARBITRATION. The purchase price to be paid for each share subject to this Agreement shall be equal to the agreed value of the Corporation divided by the number of shares outstanding as of the date the price is to be determined. The initial agreed value of the Corporation is $250,000. Every six months hereafter, the parties to this Agreement shall review the Corporation's financial condition as of the end of the preceding fiscal year and shall decide by mutual agreement the Corporation's fair market value, which, if agreed on, shall be the Corporation's value until a different value is agreed on or otherwise established under this Agreement. If the parties agree, they shall provide evidence of it by placing their written and executed agreement in the Corporation's minute book.

If no valuation has been agreed on within 1 year before the date of the event requiring an agreement on value, the value of a selling Shareholder's interest shall be agreed on by the selling Shareholder or his or her successor in interest and the remaining Shareholders. If they do not agree on a value within 30 days after the date of the event requiring the determination, the value of the selling Shareholder's interest shall be determined by arbitration as follows: The remaining Shareholders and the selling Shareholder or his or her successor in interest shall each name an arbitrator. If the two arbitrators cannot agree on a value, they shall appoint a third, and the decision of a majority of the three arbitrators shall be binding on all parties. Arbitration shall be in accordance with the rules of the American Arbitration Association that are in effect at the time of arbitration.

11. PAYMENT AND TRANSFER OF SHARES. On the occurrence of any event that leads to the purchase of shares under this Agreement, the consideration to be paid for the shares shall be paid to the transferring Shareholder or to his or her estate, as the case may be. If the event that leads to the purchase is the death of the Shareholder, the Corporation or the surviving Shareholders shall file the necessary proofs of death and collect the proceeds of any outstanding insurance policies on the life of the deceased Shareholder as covered by this Agreement. The decedent's personal representative shall apply for and obtain any necessary court approval or confirmation of the sale of the decedent's shares under this Agreement. In all events, consideration for the shares shall be delivered as soon as practicable to the person entitled to it, and the Secretary shall cause the certificates representing the purchased shares to be properly endorsed and, on compliance with PARAGRAPH 13 ADMINISTRATIVE APPROVALS, shall issue new certificate(s) in the name of the purchaser or purchasers. If the purchase follows the death of any Shareholder, the price to be paid for the shares of the deceased Shareholder shall not be less than the amount of life insurance in force on his or her life under the terms of this Agreement.
 If the purchase price exceeds the amount of insurance process, the purchaser or purchasers shall pay the purchase price in cash up to the full amount of the insurance proceeds and shall pay the balance of the purchase price under a promissory note. If the insurance proceeds exceed the purchase price, the excess shall be paid to the insured of the policy.


12. NOTES AND SECURITY. The deferred portion of the purchase price for any shares purchased under this Agreement shall be represented by a promissory note executed by all the purchasing Shareholder, providing for joint and several liability. Each maker agrees to pay his/her prorata portion of each installment of principal and interest as it falls due. The note shall provide for payment of principal in equal monthly installments with interest on the unpaid balance at the rate of 7 percent per year, with full privilege of prepayment of all or any part of the principal at any time without penalty or bonus. Any prepaid suns shall be applied against the installments thereafter falling due in inverse order of their maturity, or against all the remaining installments equally, at the option of the payers. The note shall provide that, if a default occurs, at the election of the holder the entire sum of principal and interest will immediately be due and payable and that the makers shall pay reasonable attorney fees to the holder if suit is commenced because of default. The note shall be secured by a pledge of all the shares being purchased in the transaction to which the note relates and of all other shares owned by the purchasing Shareholders. The pledge agreement shall contain such other terms and provisions as may be customary and reasonable. As long as no default occurs in payments on the note, the purchasers shall be entitled to vote the shares; however, dividends shall be paid to the holder of the note as a prepayment of principal. The purchasers shall expressly waive demand, notice of default, and notice of sale, and they shall consent to public or private sale of the shares in a default, in mass or in lots at the option of the pledgeholder, and the seller shall have the right to purchase at the sale.

13. ADMINISTRATIVE APPROVALS. The Corporation agrees to apply for, and use its best efforts to obtain, all governmental and administrative approvals required in connection with the purchase and sale of shares under this Agreement. The Shareholders agree to cooperate in obtaining the approvals and to execute any and all documents that they may be required to execute in connection with the approvals. The Corporation shall pay all costs and filing fees in connection with obtaining the approvals.

14. UNNEEDED INSURANCE POLICIES. On the death of any Shareholder, each surviving Shareholder shall have the option for 60 days to purchase the life insurance policy on the Shareholder's life owned by the decedent. Each Shareholder shall also have the right to purchase the policies on his or her life within 60 days after the sale or transfer of all of his or her shares or after termination of this Agreement. This option shall be exercised by delivering written notice of exercise to the decedent's personal representative or to the owner of the policy and paying the purchase price in cash. The purchase price shall be equal to the cash surrender value of the policy, reduced by any unpaid loans made against the policy. If the option is not exercised within that period, the policy owner may surrender the policy for its cash value or dispose of it in any other way he or she sees fit. The parties agree to execute such releases and assignments as may be necessary to effectuate the provisions of this paragraph.

15.  TERMINATION OF AGREEMENT.  This Agreement shall terminate on:

    1.  The written agreement of all parties;

    2.   The dissolution, bankruptcy, or insolvency of the Corporation;

    3. Registration of the Corporation under Section 12(b) or 12(g) of the Securities Exchange Act of 1934;

    4.   Consummation of a public offering of the Corporation's stock;

    5. The sale or merger of the Corporation in a transaction in which all or substantially all of the assets are sold or more than 50% control is transferred.

    6.   At such time as only one Shareholder remains.

16. SHAREHOLDER WILLS. Each Shareholder agrees to include his or her will a direction and authorization to his or her executor to comply with the provisions of this Agreement and to sell his or her shares in accordance with this Agreement. However, the failure of any Shareholder to do so shall not affect the validity or enforceability of this Agreement.

17.  MISCELLANEOUS MATTERS.

    17.1. AGREEMENT TO PERFORM NECESSARY ACTS. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

    17.2. AMENDMENTS. The provisions of this Agreement may be waived, altered, amended, modified, or repealed, in whole or in part, only on the written consent of all parties to this Agreement.

    17.3. VALIDITY OF AGREEMENT. It is intended that each paragraph of this Agreement shall be viewed as separated and divisible, and in the event that any paragraph shall be held to be invalid, the remaining paragraphs shall continue to be in full force and effect.

    17.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and enforceable by and against the parties to it their respective heirs, legal representatives, successors, and assigns.

    17.5. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

    17.6. ATTORNEY'S FEES. Should any litigation be commenced between the parties to this Agreement or the parties to this Agreement and the estate of any deceased Shareholder concerning any provision of this Agreement or the rights and obligations of any party or the estate of any party in relation thereto, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for his/her attorney's fees in that litigation which shall be determined by the court in that litigation or in a separate action brought for that purpose.

    17.7. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within 72 hours after mailing, if mailed to the party to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, and properly addressed to the party at the address set forth on the signature page of this Agreement, or any other address that a party may designate by written notice to the others.

    17.8. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

    17.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    17.10 ARBITRATION. The parties agree that any controversy or claim arising out of or relating to this Agreement, or breach of any of its provisions is to be settled by arbitration in accordance with the rules of the American Arbitration Association in accordance with the rules of the American Arbitration Association, and judgment upon any award rendered by the Arbitrators may be entered in any Court having competent jurisdiction. All hearing of the Arbitrators are to be held in Angeles, California.

l8. EMPLOYEE SHAREHOLDER'S COMPETITION. In consideration for the mutual promises herein, each Shareholder that is also an full-time employee of the corporation agrees that he/she will not, during his/her employment or at any time within the five (5) year period immediately following the sale of all or any part of his/her shares, directly or indirectly engage in, or have any interest in any person, firm, corporation, or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, or officer, director, agent, security holder, creditor, consultant, or otherwise) that engages in, any activity in the continental United States, which activity is the same as, similar to, or competitive with any activity now engaged in by the Corporation or any successor shall engage in this activity in the continental United States. The parties expressly agree that, because of the nation-wide scope of the Corporation's business, it is reasonable to extend this covenant to encompass the continental United States.

19. TRADE SECRETS. In consideration for the mutual promises herein, each Shareholder of the Corporation agrees that he/she will not divulge, communicate, use to the detriment of the Corporation or for the benefit of any other person or persons, or misuse in any way any confidential information or trade secrets of the Corporation, including personnel information, secret processes, knowhow, customer lists, recipes, formulas, or other technical data. Shareholder acknowledges and agrees that any information or data acquired on these matters or items will have been received in confidence as a fiduciary of the Corporation.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first shown above.


EARTHLINK NETWORK, INC.

By:
    /s/ Sky Dayton
- --------------------------------
Sky Dayton
Its President


SHAREHOLDERS:

/s/ Sky Dayton                         /s/ Reed Slatkin
- --------------------------------       --------------------------------
Sky Dayton                                 Reed Slatkin


/s/ Kevin O'Donnell
- --------------------------------
Kevin O'Donnell

                                  BUY-SELL AGREEMENT
                                VOTING TRUST AGREEMENT
                               EARTHLINK NETWORK, INC.
                                   SPOUSAL CONSENT

The undersigned are the spouses of the shareholders. Each of them acknowledges that he/she has read the Stock Buy-Sell Agreement, of June 10, 1994, by and between Earthlink Network, Inc., a California corporation (the "Corporation"); and Sky Dayton, Reed Slatkin, and Kevin O'Donnell (the "Shareholders"). Each of them acknowledges that he/she has read the Voting Trust Agreement executed between the Shareholders. Each agrees that each clearly understands the provisions of these two documents. Each of the undersigned is aware that, by the provisions of these aforesaid documents, he/she and his/her spouse have agreed to sell or transfer all of their interest in the Corporation, including any community property interest, in accordance with the terms and provisions of these Agreements. Each of the undersigned hereby expressly approves of and agrees to be bound by the provisions of this Agreement in its entirety, including but not limited to, those provisions relating to the sales and transfers of the interest in the Corporation. If any of the undersigned predeceases his/her spouse when his/her spouse owns an interest in the Corporation, he/she hereby agrees not to devise or bequeath whatever community property interest he/she may have in the Corporation in contravention of these agreements.


Date:  14 June 1995                         /s/ Mary Ann O'Donnell
      -----------------------               --------------------------------
                                            Signature
                                            Mary Ann O'Donnell


Date:
     -----------------------                --------------------------------
                                            Signature
                                            Mary Jo Slatkin

Date:
    -----------------------                 --------------------------------
                                            Signature
                                            Arwen Dayton

                                  BUY-SELL AGREEMENT
                                VOTING TRUST AGREEMENT
                               EARTHLINK NETWORK, INC.
                                   SPOUSAL CONSENT

The undersigned are the spouses of the shareholders. Each of them acknowledges that he/she has read the Stock Buy-Sell Agreement, of June 10, 1994, by and between Earthlink Network, Inc., a California corporation (the "Corporation"); and Sky Dayton, Reed Slatkin, and Kevin O'Donnell (the "Shareholders"). Each of them acknowledges that he/she has read the Voting Trust Agreement executed between the Shareholders. Each agrees that each has clearly understands the provisions of these two documents. Each of the undersigned is aware that, by the provisions of these aforesaid documents, he/she and his/her spouse have agreed to sell or transfer all of their interest in the Corporation, including any community property interest, in accordance with the terms and provisions of these Agreements. Each of the undersigned hereby expressly approves of and agrees to be bound by the provisions of this Agreement in its entirety, including but not limited to, those provisions relating to the sales and transfers of the interest in the Corporation. If any of the undersigned predeceases his/her spouse when his/her spouse owns an interest in the Corporation, he/she hereby agrees not to devise or bequeath whatever community property interest he/she may have in the Corporation in contravention of these Agreements.


Date:
      -----------------------               --------------------------------
                                            Signature
                                            Mary Ann O'Donnell


Date:                                        /s/ Mary Jo Slatkin
     ------------------------               --------------------------------
                                            Signature
                                            Mary Jo Slatkin

Date:
    -------------------------               --------------------------------
                                            Signature
                                            Arwen Dayton

                                  BUY-SELL AGREEMENT
                                VOTING TRUST AGREEMENT
                               EARTHLINK NETWORK, INC.
                                   SPOUSAL CONSENT

The undersigned are the spouses of the shareholders. Each of them acknowledges that he/she has read the Stock Buy-Sell Agreement, of June 10, 1994, by and between Earthlink Network, Inc., a California corporation (the "Corporation"); and Sky Dayton, Reed Slatkin, and Kevin O'Donnell (the "Shareholders"). Each of them acknowledges that he/she has read the Voting Trust Agreement executed between the Shareholders. Each agrees that each has clearly understands the provisions of these two documents. Each of the undersigned is aware that, by the provisions of these aforesaid documents, he/she and his/her spouse have agreed to sell or transfer all of their interest in the Corporation, including any community property interest, in accordance with the terms and provisions of these Agreements. Each of the undersigned hereby expressly approves of and agrees to be bound by the provisions of this Agreement in its entirety, including but not limited to, those provisions relating to the sales and transfers of the interest in the Corporation. If any of the undersigned predeceases his/her spouse when his/her spouse owns an interest in the Corporation, he/she hereby agrees not to devise or bequeath whatever community property interest he/she may have in the Corporation in contravention of these Agreements.


Date:
      -----------------------               --------------------------------
                                            Signature
                                            Mary Ann O'Donnell


Date:
      -----------------------               --------------------------------
                                            Signature
                                            Mary Jo Slatkin

Date:  24 MARCH 1996                         /s/ Arwen Dayton
      -----------------------               --------------------------------
                                            Signature
                                            Arwen Dayton